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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                               VERIZON SOUTH INC.

                            (a Virginia corporation)
                             (as of August 8, 2002)


                                    ARTICLE I

                            Meetings of Shareholders

                  SECTION 1.01. Place of Meeting. All meetings of the shareholders of the corporation shall be held at such place within or without the Commonwealth of Virginia as shall be designated by the board of directors (or by an officer or shareholders call in a meeting pursuant to Section 1.03) in accordance with Section 1.02 or Section 1.03.

                  SECTION 1.02. Annual Meeting. The board of directors shall fix the date, place and time of the annual meeting of the shareholders to be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

                  SECTION 1.03. Special Meetings. Special meetings of the shareholders of the corporation, for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the chairman or any co-chairman of the board, by the president (or such officer as may be duly authorized to exercise the duties ordinarily exercised by the president), or by shareholders owning a majority of the stock upon written notice to the secretary, which written notice shall state the purpose or purposes of the meeting and designate the date, time and place of the meeting. It shall be the duty of the secretary to fix the date, place and time of such meeting in accordance with such

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notice (but subject to the express terms of these Bylaws) and to give due notice thereof pursuant to Section 1.04.

                  SECTION 1.04. Notice of Meetings. Written notice of the place, date and hour of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

                  SECTION 1.05. Quorum and Manner of Acting. The holders of a majority of the shares issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of the shareholders for the transaction of business except as otherwise provided by statute, the articles of incorporation or these Bylaws. When a quorum is present or represented at any meeting, the vote of a majority of the shares present in person or represented by proxy and voting on the question shall decide any question brought before such meeting, unless the question is one upon which, by express provision of an applicable statute or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                                   ARTICLE II

                               Board of Directors

                  SECTION 2.01. Powers. The business and affairs of the corporation shall be managed under the direction of its board of directors; and all powers of the corporation, except those specifically reserved or granted to the shareholders by statute, the articles of incorporation or these Bylaws, are hereby granted to and vested in the board of directors.

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                  SECTION 2.02. Number and Term of Office. The board of
directors shall consist of not less than one nor more than ten directors. At each annual meeting of shareholders, directors shall be chosen for a term of one year. Each director shall hold office until the director's successor shall have been elected and qualified, except in the event of the director's earlier death, resignation or removal. All directors of the corporation shall be natural persons, but need not be residents of Virginia or shareholders of the corporation.

                  SECTION 2.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, except in the event of the director's earlier death, resignation or removal.

                  SECTION 2.04. Resignations. Any director of the corporation may resign at any time upon written notice to the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 2.05. Organization. At every meeting of the board of directors, the following person shall preside: (i) the chairman or co-chairman of the board, or (ii) in the case of a vacancy in, or the nonexistence of, the offices of chairman and co-chairman of the board or the absence of an elected chairman or co-chairman of the board, the president, or (iii) in the case of a vacancy in, or the nonexistence of, the offices of chairman and co-chairman of the board and president or the absence of an elected

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chairman or co-chairman of the board and president, a chairman chosen by a majority of the directors present shall preside. The secretary or, in the absence of the secretary, an assistant secretary or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting shall act as secretary.

                  SECTION 2.06. Place of Meeting. The board of directors may hold its meetings, both regular and special, at such place or places within or without the Commonwealth of Virginia as the board of directors may from time to time determine or as may be designated in the notice calling the meeting.

                  SECTION 2.07. Annual Meeting. A meeting of the board of directors for the election of officers and the transaction of general business shall, unless a different time or place is designated by the board, be held following each annual meeting of shareholders at the place of the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting if a quorum shall be present.

                  SECTION 2.08. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting is a Saturday, Sunday or legal holiday under the laws of the State where such meeting is to be held, then the meeting shall be held on the next succeeding business day or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

                  SECTION 2.09. Special Meetings. Special meetings of the board of directors may be called by the chairman or any co-chairman of the board or by the

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president (or such officer as may be duly authorized to exercise the duties ordinarily exercised by the president). Notice of each such meeting shall be given to each director by telephone (in which case notice shall be given at least 24 hours before the time of the meeting), sent by telegram or similar method (in which case notice shall be given at least 48 hours before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least five days before the meeting). Each such notice shall state the time and place of the meeting to be so held, but no such notice shall be required to state the purpose or purposes for which the meeting is called nor the matters to be considered at such meeting.

                  SECTION. 2.10. Quorum, Manner of Acting and Adjournment. At all meetings of the board, a majority of the total number of directors in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, these Bylaws or the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

                  SECTION 2.11. Committees of the Board. The board of directors may, by resolution adopted by a majority of the whole board, designate two or more of its number to constitute an Executive Committee. The Executive Committee, except as

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otherwise expressly provided by resolution of the board, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation to the extent permitted by law, including the power and authority to declare a dividend. The board of directors may, by resolution adopted by a majority of the whole board, designate from time to time such other committees of the board of directors as it shall deem necessary or appropriate. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a committee member, and in the absence or disqualification of the alternate or alternates designated for such member, if any, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum of the committee, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. A majority of committee members, or in their absence alternates designated in the manner described in this section, shall constitute a quorum. The vote of a majority of committee members present and voting, or in their absence alternates designated in the manner described in this section, shall be the act of the committee provided that there is a quorum present.

                  Each committee of the board shall have such duties, power and authority, not inconsistent with these Bylaws, as may from time to time be established by resolution of the board of directors, except as otherwise provided by law.

                                   ARTICLE III

                           Notice - Waivers - Meetings

                  SECTION 3.01. Notice, What Constitutes. Whenever, under the provisions of the statutes of Virginia or the articles of incorporation or these Bylaws,

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notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 2.09 hereof.

                  SECTION 3.02. Waivers of Notice. Whenever any notice is required to be given under the provisions of the articles of incorporation or these Bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether executed before or after the action or event required to be stated in the notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee need be specified in any written waiver of notice of such meeting.

                  Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                  SECTION 3.03. Conference Telephone Meetings. Members of the board of directors, or of any committee of the board of directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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                                   ARTICLE IV

                                    Officers

                  SECTION 4.01. Number, Qualifications and Designation. The officers of the corporation shall be (i) one or more of any of the following: a chairman or a vice-chairman of the board or a president or a vice president (or such other officer as may be duly authorized to exercise the duties, respectively, ordinarily exercised by the president or vice president), (ii) a secretary, (iii) a treasurer, and (iv) such other officers as may from time to time be elected by the board of directors or appointed in accordance with the provisions of Section 4.03 hereof. One person may hold more than one office. Officers may be, but need not be, directors or shareholders of the corporation.

                  SECTION 4.02. Election and Term of Office. The officers of the corporation, except those appointed by delegated authority pursuant to Section
4.03 hereof, shall be elected by the board of directors for such terms as may be specified by the board, and each such officer shall hold such office until such officer's successor shall have been elected and qualified, or until such officer's earlier death, resignation or removal. Any officer may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 4.03. Subordinate Officers, Employees and Agents. The board of directors may from time to time appoint such subordinate officers, employees or other agents as it deems necessary, who shall hold such positions for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the
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board of directors may from time to time determine. The board of directors may delegate to any officer or committee of the board the power to appoint or remove subordinate officers and to retain, appoint or remove employees or other agents, or committees thereof, and to prescribe the authority and duties, not inconsistent with these Bylaws, of such subordinate officers, committees, employees or other agents.

                  SECTION 4.04. Chairman of the Board. The chairman or co-chairman of the board shall preside at all meetings of the board of directors and shall perform such other duties as may from time to time be assigned to him or her by the board of directors.

                  SECTION 4.05. The President. The president, if one shall be elected by the board of directors, shall have such authority and perform such duties as usually appertain to that office in business corporations; preside at meetings of the board of directors in the absence of the chairman or a co-chairman of the board; and perform such other duties as may from time to time be assigned to him or her by the board of directors.

                  SECTION 4.06. The Treasurer. The treasurer, or an assistant treasurer, if one shall be elected by the board of directors or appointed by delegated authority pursuant to Section 4.03 hereof, shall have or provide for the custody of the funds and other property of the corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation; collect and receive, or provide for the collection and receipt of, moneys earned by or in any manner due to or received by the corporation; deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in

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general, discharge such other duties as may from time to time be assigned to him or her by the board of directors or the chairman or a co-chairman of the board.

                  SECTION 4.07. The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the shareholders and of the board of directors and shall record the proceedings of the shareholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and attest or cause to be attested documents on behalf of the corporation under its seal; and, in general, perform all duties as may from time to time be assigned to him or her by the board of directors or the chairman or a co-chairman of the board.

                  SECTION 4.08. Other Officers. Officers other than those elected by the board of directors pursuant to Section 4.01 shall have such authority and duties, not inconsistent with these Bylaws, as may be provided by resolution of the board of directors.

                  SECTION 4.09. Salaries. The salaries of the officers of the corporation elected by the board of directors shall be fixed from time to time by, or pursuant to authority delegated by, the board of directors.

                  SECTION 4.10. Voting of Stock. Unless otherwise ordered by the board of directors, the chairman or a co-chairman of the board or the president shall have full power and authority, on behalf of the corporation, to attend and to act and vote, in person or by proxy, at any meeting of the shareholders of any company in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed

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and exercised if present. The board of directors, by resolution adopted from time to time, may confer like powers upon any other person or persons.

                                    ARTICLE V

                             Certificates for Stock

                  SECTION 5.01. Issuance. Each shareholder shall be entitled to a certificate certifying the number of shares of stock of the corporation owned by such shareholder upon his or her request therefor.

                  SECTION 5.02. Stock Certificates. Stock certificates of the corporation shall be in such form as may be approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.

                                   ARTICLE VI

                    Indemnification of Directors and Officers

                  SECTION 6.01. Indemnification of Authorized Representatives in Third Party Proceedings. The corporation shall indemnify any person who was or is an "authorized representative" of the corporation (which shall mean for purposes of this Article a director or officer of the corporation) and who was or is a party or is threatened to be made a party to any "third party proceeding" (which shall include for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenditures (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party

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proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding), had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative (i) did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, (ii) with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

                  SECTION 6.02. Indemnification of Authorized Representatives in Corporate Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall include for purposes of this Article any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor and any investigative proceeding by the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such corporate proceeding was

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pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  SECTION 6.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

                  SECTION 6.04. Determination of Entitlement to Indemnification. Any indemnification under Section 6.01, 6.02 or 6.03 hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 6.01 or 6.02 or has been successful on the merits or otherwise as set forth in Section 6.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made: (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or
(2) if such a quorum is a not obtainable or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

                  SECTION 6.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such

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third party or corporate proceeding and within 30 days of receipt by the
Secretary of (i) an application from such authorized representative setting forth the basis for such application, and (ii) if required by law at the time such application is made, an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation under this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

                  SECTION 6.06. Scope of Article. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall
(i) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, (ii) unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and
(iii) inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 6.07. Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article.

                  SECTION 6.08. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was an authorized representative against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the

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power to indemnify such person against such liability under the provisions of this Article or otherwise.

                                   ARTICLE VII

                               General Provisions

                  SECTION 7.01. Contracts. The board of directors may, by resolution, authorize any officer or officers, including the chairman or any co-chairman of the board, or any agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances. Any officer so authorized may, unless the authorizing resolution otherwise provides, delegate such authority to one or more subordinate officers, employees or agents, and such delegation may provide for further delegation.

                  SECTION 7.02. Checks, Notes, etc. All checks, notes and evidences of indebtedness of the corporation shall be signed by such person or persons as the board of directors may from time to time designate.

                  SECTION 7.03. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Virginia". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  SECTION 7.04. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year and shall end on the last day of December of each year.

                  SECTION 7.05. Amendment of Bylaws. To the extent permissible under Virginia law and the articles of incorporation of the corporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by (a) the board of directors

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at any meeting by majority vote of the directors in office or (b) the majority vote of the shareholders entitled to vote at an annual or special meeting.

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